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                                                                    EXHIBIT 5(A)

MetLife Insurance Company of Connecticut                       UNIVERSAL ANNUITY/T-FLEX
One Cityplace o Hartford, CT 06103-3415     APPLICATION FOR INDIVIDUAL DEFERRED ANNUITY

                                                            U.S. Citizen (If no,
                                            Date of Birth   indicate country of
Name of Annuitant (Please Print)     Sex     (MM/DD/YY)         citizenship)
--------------------------------    -----  ---------------  --------------------
                                    [ ] M                   [ ] Yes
                                    [ ] F                   [ ] No:

                                                               Maturity Date
Address of Annuitant                Social Security Number       (MM/DD/YY)
--------------------------------    ----------------------  --------------------


                                                            U.S. Citizen (If no,
                                            Date of Birth   indicate country of
Name of Owner (Non-Qualified Only)   Sex      (MM/DD/YY)         citizenship)
----------------------------------  -----  ---------------  --------------------
                                    [ ] M                   [ ] Yes
                                    [ ] F                   [ ] No:

Address of Owner (Non-Qualified Only)           Social Security Number

Succeeding Owner (If Owner and Annuitant are different)

BENEFICIARY INFORMATION If no boxes are checked, the default will be primary beneficiaries. Unless otherwise indicated, proceeds will be divided equally. Use the Special Requests section to provide additional beneficiaries or beneficiary information. Unless otherwise indicated, if any of the beneficiaries predecease the Owner and/or Annuitant, payment due to multiple beneficiaries shall be paid in equal shares to the surviving beneficiaries.

FULL NAME (FIRST, M.I., LAST)                   SSN/TIN   RELATIONSHIP TO OWNER  % TO RECEIVE
-----------------------------                   -------   ---------------------  ------------
                               Primary

                               [ ] Primary
                               [ ] Contingent

                               [ ] Primary
                               [ ] Contingent

                               [ ] Primary
                               [ ] Contingent

                               [ ] Primary
                               [ ] Contingent

Periodic Contribution

[ ] Annual  [ ] Quarterly   [ ] Monthly   [ ] Semi-Annual  [ ] Semi-monthly
[ ] Bi-Weekly

Tax Market: [ ] IRA  [ ] IRA/SEP  [ ] TSA  [ ] Non-qualified

REPLACEMENT (MUST BE COMPLETED)

(A) DO YOU HAVE ANY EXISTING INDIVIDUAL LIFE INSURANCE OR ANNUITY CONTRACTS?
    [ ] Yes [ ] No

(B) WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE ONE OR MORE EXISTING ANNUITY OR LIFE INSURANCE CONTRACTS? [ ] Yes [ ] No

(Note: Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.)

If "Yes", applicable disclosure and replacement forms must be attached.


L-13714 A                [BAR CODE]         ORDER #L-13714R 1 of 6; Rev. 5-15-06

    PREMIUM ALLOCATIONS (NOTE: THE TOTAL OF OPTIONS A AND B MUST EQUAL 100%)

[ ] OPTION A: T-FLEX ANNUITY (T-Flex is a fixed annuity contract that is separate from UA. Premium payments applied to T-Flex will be subject to the terms and conditions OF THE T-FLEX ANNUITY CONTRACT).

                                                                           ROTH EMPLOYEE SALARY
                          INDIVIDUAL CONTRIBUTION   ROLLOVER CONTRIBUTION         REDUCTION
                          -----------------------   ---------------------  --------------------
Total Option A (T-Flex)             %                        %                       %

[ ] OPTION B: UA (UA is a variable annuity contract that is separate from T-Flex. Premium payments applied to UA will be subject to the terms and conditions OF THE UA ANNUITY CONTRACT.) SELECT FROM THE FOLLOWING UA FUNDING
OPTIONS:

                                                                   Traditional Individual Traditional Rollover  Roth Employee Salary
                  Funding Option Selection                    Code      Contribution          Contribution           Reduction
------------------------------------------------------------- ---- ---------------------- --------------------  --------------------
Batterymarch Growth and Income Portfolio                       A             %                     %                    %
Batterymarch Mid-Cap Stock Portfolio                           1M            %                     %                    %
BlackRock Aggressive Growth Portfolio                          DQ            %                     %                    %
BlackRock Bond Income Portfolio                                4W            %                     %                    %
BlackRock Money Market Portfolio                               1K            %                     %                    %
Cyclical Growth & Income ETF Portfolio                         IE            %                     %                    %
Cyclical Growth ETF Portfolio                                  IC            %                     %                    %
Dreman Small-Cap Value Portfolio                               F0            %                     %                    %
Dreyfus Stock Index Fund                                       DI            %                     %                    %
Dreyfus VIF Developing Leaders Portfolio                       DS            %                     %                    %
FI Large Cap Portfolio (Fidelity)                              1G            %                     %                    %
Fidelity VIP Asset Manager Portfolio                           FA            %                     %                    %
Fidelity VIP Contrafund(R) Portfolio                           FT            %                     %                    %
Fidelity VIP Equity Income Portfolio                           FE            %                     %                    %
Fidelity VIP Growth Portfolio                                  FS            %                     %                    %
Fidelity VIP Mid Cap Portfolio                                 D1            %                     %                    %
Harris Oakmark International Portfolio                         1C            %                     %                    %
Janus Aspen Series International Growth Portfolio              JI            %                     %                    %
Janus Capital Appreciation Portfolio                           US            %                     %                    %
Lazard Retirement Small Cap Portfolio                          RS            %                     %                    %
Legg Mason Partners Managed Assets Portfolio                   UA            %                     %                    %
Legg Mason Partners Variable Adjustable Rate Income Portfolio  BI            %                     %                    %
Legg Mason Partners Variable Aggressive Growth Portfolio       SG            %                     %                    %
Legg Mason Partners Variable Appreciation Portfolio            WL            %                     %                    %
Legg Mason Partners Variable Fundamental Value Portfolio       KR            %                     %                    %
Legg Mason Partners Variable Investors Portfolio               C2            %                     %                    %
Legg Mason Partners Variable Large Cap Growth Portfolio        AB            %                     %                    %
Legg Mason Partners Variable Small Cap Growth Portfolio        SS            %                     %                    %
Legg Mason Partners Variable Social Awareness Stock Portfolio  SA            %                     %                    %
Lord Abbett Bond Debenture Portfolio                           AF            %                     %                    %
Lord Abbett Growth and Income Portfolio                        HL            %                     %                    %
Mercury Large Cap-Core Portfolio                               DR            %                     %                    %
Met/AIM Capital Appreciation Portfolio                         KC            %                     %                    %
Met/AIM Small Cap Growth Portfolio                             FY            %                     %                    %
MetLife Aggressive Allocation Portfolio                        H9            %                     %                    %
MetLife Conservative Allocation Portfolio                      H5            %                     %                    %
MetLife Conservative to Moderate Allocation Portfolio          H6            %                     %                    %
MetLife Investment Diversified Bond Fund                       OB            %                     %                    %
MetLife Investment International Stock Fund                    OI            %                     %                    %
MetLife Investment Large Company Stock Fund                    OC            %                     %                    %
MetLife Investment Small Company Stock Fund                    OE            %                     %                    %
MetLife Moderate Allocation Portfolio                          H7            %                     %                    %
MetLife Moderate to Aggressive Allocation Portfolio            H8            %                     %                    %
MFS(R) Total Return Portfolio                                  HT            %                     %                    %
MFS(R) Value Portfolio                                         BD            %                     %                    %
Neuberger Berman Real Estate Portfolio                         I3            %                     %                    %
Oppenheimer Global Equity Portfolio                            IJ            %                     %                    %
PIMCO VIT Real Return Portfolio                                PR            %                     %                    %
PIMCO VIT Total Return Portfolio                               PM            %                     %                    %
Pioneer Fund Portfolio                                         UP            %                     %                    %
Pioneer Mid-Cap Value Portfolio                                FW            %                     %                    %
Pioneer Strategic Income Portfolio                             HP            %                     %                    %
Putnam VT Small Cap Value Fund                                 OP            %                     %                    %
Templeton Developing Markets Securities Fund                   VQ            %                     %                    %


L-13714 A                [BAR CODE]         ORDER #L-13714R 1 of 6; Rev. 5-15-06

Templeton Foreign Securities Fund                              VG            %                     %                    %
Templeton Global Asset Allocation Fund                         IN            %                     %                    %
Van Kampen LIT Comstock Portfolio                              NJ            %                     %                    %
Western Asset Management High Yield Bond Portfolio             UB            %                     %                    %
Western Asset Management U.S. Government Portfolio             GV            %                     %                    %
T-FLEX - A Fixed Annuity                                                     %                     %                    %
FIXED INTEREST OPTIONS                                                       %                     %                    %
    Fixed Interest Option (Qualified Only)                                   %                     %                    %
    Fixed Interest Option (Non-qualified Only)                               %                     %                    %
TOTAL                                                                     100%                  100%                 100%

Money Type Sub-Amount         $             $             $

Initial Contribution Amount: $  Rollover Contribution Amount: $  Total Amount: $

SPECIAL REQUESTS

REMITTANCE INFORMATION (Required)


Name of Employer                Address                           Case #


L-13714 A                [BAR CODE]         ORDER #L-13714R 1 of 6; Rev. 5-15-06

TELEPHONE TRANSFER AUTHORIZATION

I, the undersigned Contract Owner of the variable annuity contract issued in response to the application contained on Page 1 hereof, authorize MetLife Insurance Company of Connecticut to accept and act upon telephone instructions from me, my spouse (if indicated below) or any person purporting to be me or my spouse and who provides the identifying contract information. I, the undersigned Contract Owner, for myself and all persons claiming through me or under any variable annuity I own, understand, promise and warrant that MetLife Insurance Company of Connecticut and all persons acting on its behalf shall be indemnified, defended and held harmless by me against any and all claims loss, liability, or demand of whatsoever nature to which said insurance company its said employees, subcontractors or owners (collectively its "agents") may be subject or put by reason of real or claimed damaged or injury arising or resulting in whole or in part from negligence, wrongful act or wrongful omission of MetLife Insurance Company of Connecticut, or any of its "agents" so long as it or they shall have acted in good faith in attempting to perform according to the terms of this Telephone Transfer Authorization.

By signing this telephone transfer authorization, the contract owner or authorized spouse has the ability to execute the following transactions:

            - Transfer all or any part of accumulated variable annuity contract values to a funding vehicle (hereafter referred to as an "investment alternative") of the variable annuity contract.

            - Allocate all or any part of future contributions to the investment alternative(s) of the variable annuity contract or to a fixed annuity product.

Contract Owners who authorize MetLife Insurance Company of Connecticut to accept telephone instructions for transfers of Contract Values agree to such transfers subject to the following provisions:

      1. Telephone transfer instructions will be accepted between 9:00 am and 4:00 pm Eastern Time.

      2. Instructions may be given by calling the toll-free number listed on the Contract Owner's quarterly statement.

      3. All callers must identify themselves by providing specific information about their contract including: name, address, contract number, social security number and date of birth.

      4. Once instructions are accepted by the Telephone Transfer Unit, they may not be rescinded. New telephone instructions may be given the following business day.

      5. All transfers must be in accordance with the terms of the Variable Annuity Contract. If the transfer instructions are not in good order, MetLife Insurance Company of Connecticut will not execute the transfer and will notify the caller before the end of the next business day.

      6. This authorization shall continue in force until MetLife Insurance Company of Connecticut receives written revocation from the Contract Owner, the ownership of the contract is transferred, the Annuitant dies, or MetLife Insurance Company of Connecticut discontinues the privilege.

      7. Understand and agree that MetLife Insurance Company of Connecticut will make reasonable effort to record each telephone transfer conversation but in the event that no recording is effective or available, the Contract Owner remains liable for each telephone transfer effected pursuant to the terms of this agreement and authorization.

[ ] I authorize telephone                         Name of
    transfer capabilities for my spouse           Spouse


L-13714 A                [BAR CODE]         ORDER #L-13714R 1 of 6; Rev. 5-15-06

ACKNOWLEDGEMENT I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Home Office of MetLife Insurance Company of Connecticut. All payments and values provided by the contract applied for, when based on investment experience of a separate account, are variable in nature and are not guaranteed as to a fixed dollar. No agent is authorized to make changes to the contract or application. I understand that MetLife Insurance Company of Connecticut may amend this contract to comply with changes in the Internal Revenue Code and related regulations.
[ ] I acknowledge receipt of a current prospectus (es) (only for Universal Annuity, a variable annuity).

                           NOTICES OF INSURANCE FRAUD

Please read the appropriate fraud warning statement for the state you reside in as indicated below.

NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.
OKLAHOMA: WARNING:Any person who knowingly, and with the intent to injure, defraud or deceive anyinsurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

Signature of Owner      Home Telephone #        Work Telephone #

Signature of Applicant (If other than Owner, Non-Qualified only)

Application Signed at (City and State)  Witnessed by (Licensed Representative)   Date


L-13714 A                [BAR CODE]         ORDER #L-13714R 1 of 6; Rev. 5-15-06

REPRESENTATIVE'S REPORT

I acknowledge that all data representations and signatures recorded on Pages 1 and 2 were recorded by me or in my presence in response to my inquiry and request and all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Signed                   Print Name Here                Date

(To be signed personally by the representative(s) by whom the application was solicited.)

Will the contract(s) applied for replace any existing annuity contract or life insurance policy on the Annuitant's life? [ ] Yes [ ] No


                          Owner Information         Use the space below for
Occupation                                          plate or Producer's name,
                                                    contract and code
Annual Income

Net Worth

Applicable Tax Bracket

Investment Objective

Registered Representative's
Signature

If your customer is affiliated with or working for a member of a stock exchange to the NASD they are required to disclose this information. Please note the broker/dealer name below:

If the customer refuses to provide the above information, please have him/her sign below:

COMPLETE PRODUCER INFORMATION BELOW (please print)

Name                                             SS #

Phone #                                 Fax #

FOR MLR USE ONLY (Circle One)

                                C/ E/ G/ H


L-13714 A                [BAR CODE]         ORDER #L-13714R 1 of 6; Rev. 5-15-06